EXHIBIT 11(a)


[LOGO] PEAT MARWICK LLP
4200 Norwest Center
90 South Seventh Street
Minneapolis, MN 55402




                         INDEPENDENT AUDITORS' CONSENT



The Boards of Directors
First American Investment Funds, Inc.:


We consent to the use of our report dated November 7, 1997, relating to the financial statements and financial highlights of Balanced Fund, Real Estate Securities Fund, Equity Income Fund, Equity Index Fund, Large Cap Value Fund (formerly Stock Fund), Large Cap Growth Fund (formerly Diversified Growth Fund), Mid Cap Value Fund (formerly Special Equity Fund), Regional Equity Fund, Micro Cap Value Fund, International Fund, Health Sciences Fund and Technology Fund (funds within First American Investment Funds, Inc.), our report dated January 9, 1998, relating to the financial statements and financial highlights of Small Cap Value Fund and International Index Fund (funds within First American Investment Funds, Inc.), and our report dated November 7, 1997, relating to the financial statements and financial highlights of Small Cap Growth Fund (formerly Small Company Growth Fund - a series of Piper Funds Inc.), (as filed with Post-Effective Amendment No. 42 for Piper Funds, Inc.) incorporated by reference herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Custodian; Transfer Agent; Counsel; Accountants" in Part B of the Registration Statement.


                                        /s/ KPMG Peat Marwick LLP
                                        KPMG Peat Marwick LLP



Minneapolis, Minnesota
August 11, 1998